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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-62963 and No. 333-72349) of ATG Inc. of our report dated July 27,1999 relating to the statement of assets acquired and liabilities assumed and the related statement of revenue and direct operating expenses of the Molten Metal Technology, Inc. Catalytic Extraction and Wet Waste Business, appearing in this current report on Form 8- K/A of ATG Inc. dated December 1, 1998.



/s/ PricewaterhouseCoopers LLP

Knoxville, Tennessee
August 4, 1999